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                                                                    EXHIBIT 99.3


                          CONSENT OF PROPOSED TRUSTEE


The undersigned hereby consents to the reference to him as a proposed trustee under the caption "Management" in the prospectus constituting part of this registration statement on Form S-11 and all amendments thereto.



/s/ J. Otis Winters
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J. Otis Winters



April 22, 1998